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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K



                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 17, 2007


                          EasyLink Services Corporation
             (Exact name of registrant as specified in its charter)



         Delaware                    000-26371                  13-3787073
(State or other jurisdiction   (Commission File Number)       (IRS Employer
     of incorporation)                                       Identification No.)


 33 Knightsbridge Road, Piscataway, New Jersey           08854
    (Address of principal executive offices)           (Zip Code)


       Registrant's telephone number, including area code: (732) 652-3500


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))



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Item 5.02 Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2007 Executive Incentive Plan
-----------------------------

On May 17, 2007, the Compensation Committee of the Board of Directors adopted a 2007 Executive Incentive Plan for the Company. The Company's 2007 executive incentive compensation is based on achieving specified revenue and EBITDA objectives. Officers and key management employees are eligible to participate upon the recommendation of the Chief Executive Officer and the approval of the Compensation Committee of the Board of Directors. Under the plan, a target award based on percentage of base salary has been established for each participant, which varies from 10% to 75% of base salary for the participant. The participant may receive a bonus from 0% to 200% of the target award based upon the actual level of under-achievement and/or over-achievement of the revenue and EBITDA performance objectives.

At the discretion of the Compensation Committee, payments under the plan may be made in cash or stock or a combination of cash and stock. All bonus payments will be net of applicable withholding taxes. If bonus award payments under the plan are made in shares of common stock instead of cash, then the value of the shares issued in payment of the bonus is not treated as an expense item in the EBITDA calculation for this purpose. All transaction expenses incurred in connection with exploring or consummating strategic alternatives will also be excluded from the EBITDA calculation.

The Compensation Committee retains full authority to approve final amounts, which may be higher or lower than plan results. The Compensation Committee may also approve the use of individual objectives as part of a participant's performance criteria under the Plan. For 2007, the Compensation Committee has determined that the absence of a going concern qualification in the report of the Company's independent auditor on the Company's 2007 annual financial statements is an individual objective for certain executives and is a consideration in the determination of their 2007 bonus.

If there occurs a significant beneficial or adverse change in economic conditions, the indications of growth or recession in the Company's business segments, the nature of the operations of the Company, or applicable laws, regulations or accounting practices, or other unanticipated matters which, in the Company's judgment, have a substantial positive or negative effect on the performance of the Company, the Compensation Committee may modify or revise the performance objectives. These significant changes might, for example, result from acquisitions or dispositions of assets or mergers.

Employees terminating prior to the payout date are not eligible for payment of an award unless termination is due to retirement or economic reduction in force or Change of Control.

Should a "Change of Control" occur during the year, participants will receive an award in accordance with the Plan pro-rated through the date of the Change in Control. The award will be based upon the Company's cumulative performance to the budgeted Revenue and EBITDA objectives which are the basis for the full year 2007 Plan. Following a Change of Control, new objectives may be established by the Chief Executive Officer for the remainder of the year consistent with transition objectives such that eligible employees will have an opportunity to earn their full year target bonus. If new objectives are not set after the Change of Control for the remaining months of the year, then current Plan objectives will apply.

The form of the 2007 Executive Incentive Plan is included in this filing as
Exhibit 10.1 and is incorporated by reference herein. The foregoing summary of the terms of the 2007 Executive Incentive Plan is not complete and is qualified in its entirety by reference to Exhibit 10.1 to this filing.

Item 9.01    Financial Statements and Exhibits.

     (d) Exhibits

Exhibit No.     Description
-----------     ---------------------------------------------------------------
  10.1          2007 Executive Incentive Plan
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              EASYLINK SERVICES CORPORATION
                                        (Registrant)


Date:  May 22, 2007           By:  /s/ Michael A. Doyle
                                   ---------------------------------------------
                              Name: Michael A. Doyle
                              Title:  Vice President and Chief Financial Officer


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                                  EXHIBIT INDEX

Exhibit No.     Description
-----------     ----------------------------------------------------------------
  10.1          2007 Executive Incentive Plan